Exhibit 99.1

Columbia Care Reports Preliminary Full Year 2021 Results; Announces Revised Date for Fourth Quarter and Full Year 2021 Earnings Call

Company Now Reporting in U.S. GAAP; Also Presenting Results This Quarter with Reference to 2021 IFRS Guidance

Full Year 2021 Combined Revenue of $474 Million and Combined Adjusted EBITDA of $85 Million; Both Company Records and In-Line with Previously Communicated IFRS Guidance

Company Reports Preliminary U.S. GAAP Results Including Record Revenue of $460 Million and Record Adjusted EBITDA of $58 Million (Non-GAAP Measure)

NEW YORK, N.Y., March 14, 2022 – Columbia Care Inc. (NEO: CCHW) (CSE: CCHW) (OTCQX: CCHWF) (FSE: 3LP) (“Columbia Care” or the “Company”) today announced preliminary results for the full year ended December 31, 2021. At this time, the Company is working to complete its first U.S. GAAP audit and will report its financial results for the fourth quarter and full year ended December 31, 2021 before U.S. financial markets open on Thursday, March 24, 2022. All financial information presented in this release is unaudited, in U.S. GAAP and in thousands of U.S. dollars, unless otherwise noted, and comparisons to prior year are made on an as-converted basis under U.S. GAAP, unless otherwise noted.

Full Year 2021 U.S. GAAP Preliminary Results

	Year Ended December 31,
	2021	2020	YoY Change
Revenue	$460,080	$179,503	156%

Gross Profit	$194,015	$62,143	212%

Net Loss	$(146,853)	$(119,649)	$(27,204)

EBITDA (Non-GAAP)	$(63,698)	$(109,859)	$46,161

Adjusted EBITDA (Non-GAAP)	$57,852	$(19,800)	$77,652

Full Year 2021 IFRS Guidance and Preliminary Results

The following table represents a comparative between the Company’s preliminary results for the year ended December 31, 2021 based on IFRS compared to the Company’s most recent 2021 guidance as issued on November 12, 2021:

Metric	IFRS Guidance		IFRS Preliminary Results
Combined Revenue	$470M - $485M		$473.8M
Combined Adjusted Gross Margin (Non-IFRS) (1)	46	%+	45.1%
Combined Adjusted EBITDA (Non-IFRS)	$85M - $95M		$85.1M

[1]	Excludes changes in fair value of biological assets and inventory sold for all periods presented, as well as $7.7 million in 2021 related to the mark-up of inventory acquired in acquisitions.

With respect to the table above, Combined Revenue, Combined Adjusted Gross Margin and Combined Adjusted EBITDA include dispensary operations in Ohio. For the first six months of 2021, revenue includes Ohio dispensary operations prior to close of the CannAscend transaction.

See “Non-GAAP & Non-IFRS Financial Measures” at the end of this press release for more information regarding the Company’s use of non-GAAP and non-IFRS financial measures.

Conference Call and Webcast Details

The Company will host a conference call on Thursday, March 24, 2022 at 8:00 a.m. EST to discuss financial and operating results for the fourth quarter and full year of 2021.

To access the live conference call via telephone, please dial 1-877-407-8914 (US Callers) or 1-201-493-6795 (international callers). A live audio webcast of the call will also be available in the Investor Relations section of the Company’s website at https://ir.col-care.com/ or at https://themediaframe.com/mediaframe/webcast.html?webcastid=nUKUeVI9.

A replay of the audio webcast will be available in the Investor Relations section of the Company’s website approximately 2 hours after completion of the call and will be archived for 30 days.

U.S. GAAP Financial Reporting

Beginning with the quarter ended December 31, 2021, the Company will prepare its financial statements, including all comparative figures, in compliance with U.S. GAAP instead of IFRS. Changes to comparative figures for prior periods reflect their presentation in accordance with U.S. GAAP and is not a change in the Company’s underlying performance as previously reported under IFRS.

A reconciliation of non-GAAP financial measures to their nearest comparable GAAP measure is included in this press release and a further discussion of these items will be contained in our annual report on Form 10-K.

Non-GAAP & Non-IFRS Financial Measures

In this press release, Columbia Care refers to certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA and Adjusted Gross Margin and to certain non-IFRS financial measures, including Combined Adjusted EBITDA and Combined Adjusted Gross Margin. These measures do not have any standardized meaning in accordance with U.S. GAAP or IFRS and may not be comparable to similar measures presented by other companies. Columbia Care considers certain non-GAAP and non-IFRS measures to be meaningful indicators of the performance of its business. These measures are not recognized measures under GAAP and IFRS, do not have a standardized meaning prescribed by GAAP and IFRS and may not be comparable to (and may be calculated differently by) other companies that present similar measures. Accordingly, these measures should not be considered in isolation from nor as a substitute for our financial information reported under GAAP. These non-GAAP and non-IFRS measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures. These supplemental non-GAAP and non-IFRS financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the

GAAP financial measures presented. We also recognize that securities analysts, investors and other interested parties frequently use non-GAAP and non-IFRS measures in the evaluation of companies within our industry.

With respect to non-GAAP financial measures, the Company defines EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization. Adjusted EBITDA is defined as EBITDA before (i) share-based compensation expense; (ii) goodwill impairment; (iii) fair value mark-up for acquired inventory (iv) acquisition and other non-core costs associated with our recent acquisitions, litigation expenses and COVID-19 expenses (v) fair value changes on derivative liabilities; (vi) impairment on disposal group; (vii) loss on conversion of convertible debt; (viii) earnout liability accrual; (ix) indemnification costs and (x) expenses relating to acquisition and settlement of pre-existing relationships. Adjusted Gross Margin is defined as gross margin before the fair mark-up for acquired inventory. With respect to non-IFRS financial measures, the Company defines Combined Adjusted Gross Margin and Combined Adjusted EBITDA as Adjusted Gross Margin and Adjusted EBITDA, respectively, before (i) net impact, fair value of biological assets and inventory sold; and (ii) impact of conversion for lease accounting from IFRS to U.S. GAAP.

The Company views these non-GAAP and non-IFRS financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP and non-IFRS financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP and IFRS financial measure may provide a more complete understanding of factors and trends affecting the Company’s business. The determination of the amounts that are excluded from these non-GAAP and non-IFRS financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP and non-IFRS financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures, non-IFRS financial measures to their nearest comparable non-IFRS measures and GAAP and non-GAAP financial measures to IFRS and non-IFRS financial measures are included in this press release and a further discussion of some of these items will be contained in our annual report on Form 10-K.

About Columbia Care

Columbia Care is one of the largest and most experienced cultivators, manufacturers and providers of cannabis products and related services, with licenses in 18 U.S. jurisdictions and the EU. Columbia Care operates 131 facilities including 99 dispensaries and 32 cultivation and manufacturing facilities, including those under development. Columbia Care is one of the original multi-state providers of medical cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the company launched Cannabist, its new retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including Seed & Strain, Triple Seven, gLeaf, Classix, Press, Amber and Platinum Label CBD. For more information on Columbia Care, please visit www.col-care.com.

Caution Concerning Forward-Looking Statements

This press release contains certain statements that constitute forward-looking information or forward looking statements within the meaning of applicable securities laws and reflect the Company’s current expectations regarding future events. Statements concerning Columbia Care’s objectives, goals, strategies, priorities, intentions, plans, beliefs, expectations and estimates, and the business, operations, financial performance and condition of Columbia Care are forward-looking statements. The words “believe”, “expect”, “anticipate”, “estimate”, “intend”, “may”, “will”, “would”, “could”, “should”, “continue”, “plan”, “goal”, “objective”, and similar expressions and the negative of such expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The Company has made assumptions with regard to its ability to execute on initiatives, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. Securityholders should review the risk factors discussed under “Risk Factors” in Columbia Care’s Form 10 dated February 15, 2022, filed with the applicable securities regulatory authorities and described from time to time in documents filed by the Company with Canadian and U.S. securities regulatory authorities.

The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this press release as well as statements regarding the Company’s objectives, plans and goals, including timing for the filing of the Company’s annual report, timing for our conference call, future operating results and economic performance may make reference to or involve forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. No undue reliance should be placed on forward-looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release. Columbia Care undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Investor Contact

Lee Ann Evans

Investor Relations

+1.212.271.0915

ir@col-care.com

Media Contact

Lindsay Wilson

Communications

+1.978.662.2038

media@col-care.com

TABLE 1 - REPORTED AND COMBINED REVENUE

(in US $ thousands, unaudited)

	Year Ended December 31,
	2021	2020
Revenue, as reported	$460,080	$179,503
CannAscend revenues	14,118	18,715
Eliminations	(364)	(309)

Combined revenue (Non-GAAP)	$473,834	$197,909

TABLE 2 - RECONCILIATION OF US GAAP TO NON-GAAP MEASURES

(in US $ thousands, unaudited)

	Year Ended December 31,
	2021	2020
Gross profit, as reported	$194,015	$62,143
CannAscend gross profit	5,747	7,411
Eliminations	(174)	(185)

Combined gross profit (Non-GAAP)	$199,588	$69,369
Fair value mark-up for acquired inventory	7,663	3,111

Combined Adjusted gross profit (Non-GAAP)	$207,251	$72,480
Impact on conversion of lease accounting from IFRS to US GAAP	6,311	3,629

Combined Adjusted gross profit (Non-IFRS)	$213,562	$76,109
Combined Adjusted gross margin (Non-IFRS)	45.1%	38.5%
Net loss	$(146,853)	$(119,649)
Income tax expense	139	(16,197)
Depreciation and amortization	53,002	19,651
Net interest and debt amortization	30,014	6,336

EBITDA (Non-GAAP)	$(63,698)	$(109,859)
Share-based compensation	25,018	29,805
Goodwill impairment	72,328	—
Fair value mark-up for acquired inventory	7,663	3,111
Adjustments for acquisition and other non-core costs*	9,954	7,477
Fair value changes on derivative liabilities	(13,286)	11,745
Impairment on disposal group	2,000	1,969
Loss on conversion of convertible debt	1,580	—
Earnout liability accrual	(59,362)	21,757
Indemnification costs	—	14,195
Acquisition and settlement of pre-existing relationships	75,655	—

Adjusted EBITDA (Non-GAAP)	$57,852	$(19,800)
Impact on conversion of lease accounting from IFRS to US GAAP	24,248	15,662

Adjusted EBITDA (Non-IFRS)	$82,100	$(4,138)
CannAscend Adjusted EBITDA (Non-GAAP) (Non-IFRS)	3,156	3,357
Eliminations	(190)	(124)

Combined Adjusted EBITDA (Non-GAAP) (Non-IFRS)	$85,066	$(905)

Note: For the first six months of 2021, Combined Revenue includes Ohio dispensary operations prior to close of the CannAscend transaction, which was operating under MSA. CannAscend is fully integrated as of July 1, 2021.